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SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Vertex Pharmaceuticals Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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        This filing is being made pursuant to Rule 14a-12 under the Securities Exchange Act of 1934, as amended. This filing contains statements about two nominees, Eve E. Slater and John F. Niblack, for election to the Board of Directors of Vertex Pharmaceuticals Incorporated at the company's Annual Meeting of Shareholders to be held on May 6, 2004. The following is the text of two separate press releases issued by the Company on March 30, 2004 in connection with the nominations.

Vertex Pharmaceuticals Incorporated 130 Waverly Street · Cambridge, MA 20139-4242 Tel: 617.444.6100 · Fax: 617.444.6680 www.vrtx.com	News Release

FOR IMMEDIATE RELEASE

Vertex Pharmaceuticals Nominates Eve E. Slater, M.D., F.A.C.C.,
to its Board of Directors

Cambridge, MA, March 30, 2004 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today announced that Eve E. Slater, M.D., F.A.C.C., has agreed to be nominated for election to the Company's Board of Directors at the upcoming Annual Meeting of Shareholders on May 6, 2004. Dr. Slater is board certified in internal medicine and cardiology and has extensive experience in the pharmaceutical industry, including 19 years in senior management positions at Merck Research Laboratories. Most recently, she was Assistant Secretary for Health (ASH), U.S. Department of Health and Human Services (HHS) where she served as Secretary Tommy Thompson's chief health policy advisor.

"With her broad background as a clinician, public health policy advisor and senior corporate executive, Eve Slater has a unique and practical perspective on the development, approval and use of novel medicines," said Joshua Boger, Ph.D., Chairman and Chief Executive Officer of Vertex Pharmaceuticals. "Eve's medical acumen and guidance will benefit Vertex in the years ahead as we advance multiple proprietary programs into late-state development and commercialization."

Prior to joining HHS, Dr. Slater held senior management positions at Merck Research Laboratories from 1983 to 2001, including Senior Vice President of External Policy, Vice President of Corporate Public Affairs, Senior Vice President of Clinical and Regulatory Development, Executive Director of Biochemistry and Molecular Biology and Senior Director of Biochemical Endocrinology. Dr. Slater managed worldwide regulatory activities for all Merck medicines and vaccines and was responsible for approval of the HIV (human immunodeficiency virus) protease inhibitor, Crixivan®, by the Food and Drug Administration (FDA) in 42 days, one of the fastest in FDA history. During her 19-year career at Merck, Dr. Slater directed approvals of major medicines to treat hypertension, cardiovascular disease, HIV infection, osteoporosis, asthma, arthritis, prostate disease and vaccines for chicken pox and Haemophilus influenzae, a primary cause of childhood meningitis. In her recent role as ASH, Dr. Slater was a dedicated advocate to issues of health care reform, women's health, elder care, HIV/AIDS, biosecurity and technology innovation.

In 1976, Dr. Slater became the first woman in the 165-year history of the Massachusetts General Hospital (MGH) to be appointed Chief Resident in Medicine. From 1977 to 1982, she served as Chief of the Hypertension Unit at MGH and was Assistant Professor of Medicine at Harvard Medical School. At Harvard Medical School, she directed laboratory research funded by the National Institutes of Heath (NIH) and the American Heart Association. In addition, she was active in patient care and taught extensively. From 1983-2002, she was Adjunct Associate Clinical Professor of Medicine at the College of Physicians and Surgeons of Columbia University.

Dr. Slater is a founding member of the Collaborative Forum for HIV Research, and she served on the NIH Office of AIDS Research Advisory Council from 2000-2002. Dr. Slater is a Phi Beta Kappa graduate of Vassar College and an Alpha Omega Alpha graduate of Columbia University's College of Physician's and Surgeons.

About Vertex

Vertex Pharmaceuticals Incorporated is a global biotechnology company committed to the discovery and development of breakthrough small molecule drugs for serious diseases. The Company's strategy is to commercialize its products both independently and in collaboration with major pharmaceutical partners. Vertex's product pipeline is principally focused on viral diseases, inflammation, autoimmune diseases and cancer. Vertex co-promotes the new HIV protease inhibitor, Lexiva™, with GlaxoSmithKline.

Lexiva is a trademark of GlaxoSmithKline group of companies.
Crixivan is a registered trademark of Merck & Co., Inc.

Vertex's press releases are available at www.vrtx.com.

A proxy statement setting forth information about Dr. Slater and other nominees for election to the Company's Board of Directors at the Annual Meeting of Shareholders on May 6, 2004 was filed with the SEC on March 25, 2004, and was first mailed on March 26, 2004 to the Company's security holders entitled to vote in the election. Security holders are encouraged to read the proxy statement carefully. Free copies of the proxy statement and other documents filed with the SEC by the Company are available through the website maintained by the SEC at www.sec.gov. In addition, security holders may obtain free copies of the proxy statement by contacting the Company, 130 Waverly Street, Cambridge, MA 02139, Attention: Investor Relations, or at the phone numbers listed below.

        Vertex Pharmaceuticals Incorporated and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the election of Dr. Slater and other nominees to the Company's Board of Directors. Information regarding Vertex's directors and executive officers is contained in the Company's 2003 Annual Report on Form 10-K filed with the SEC on March 15, 2004 and the proxy statement filed on March 25, 2004. As of March 12, 2004, Vertex's directors and executive officers beneficially owned approximately 6.7% of Vertex's common stock.

Vertex Safe Harbor Statement

This press release may contain forward-looking statement's including statements that Vertex will advance multiple proprietary programs into late-stage development and commercialization. While management makes its best efforts to be accurate in making forward-looking statements, such statements are subject to risks and uncertainties that could cause Vertex's actual results to vary materially. Those risks and uncertainties include the risk that Vertex's development efforts will not succeed, and other risks listed under Risk Factors in Vertex's Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.

###

Vertex Contacts:

Michael Partridge, Director, Corporate Communications, (617) 444-6108
Lora Pike, Manager, Investor Relations, (617) 444-6755

Vertex Pharmaceuticals Incorporated 130 Waverly Street · Cambridge, MA 20139-4242 Tel: 617.444.6100 · Fax: 617.444.6680 www.vrtx.com	News Release

FOR IMMEDIATE RELEASE

Vertex Pharmaceuticals Nominates John F. Niblack, Ph.D.,
to its Board of Directors

Cambridge, MA March 30, 2004 — Vertex Pharmaceuticals Incorporated (Nasdaq: VRTX) today announced that John F. Niblack, Ph.D., has agreed to be nominated for election to the Company's Board of Directors at the upcoming Annual Meeting of Shareholders on May 6, 2004. A 34-year veteran of the pharmaceutical industry, Dr. Niblack retired from Pfizer Inc. in 2002 where his most recent position was Vice Chairman of the Board of Directors and President, Pfizer Global Research and Development.

During his tenure at Pfizer, Dr. Niblack held numerous management and senior executive management positions, starting as a molecular biologist in 1967. He successfully advanced throughout the organization and became responsible for Pfizer's $5 billion research operation, which included 160 projects in development and over 300 projects in discovery research in 19 therapeutic areas. Dr. Niblack directed the late-stage development and regulatory filings for top selling drugs across a broad range of diseases, including Norvasc®, Zoloft®, Zithromax®, Diflucan® and Viagra®.

"Under John Niblack's leadership, Pfizer's Global Research and Development group established a track record as one of the most innovative and successful research operations in the history of the pharmaceutical industry," said Joshua Boger, Ph.D., Chairman and Chief Executive Officer of Vertex Pharmaceuticals. "Vertex will benefit from John's experience as we seek to develop and launch breakthrough medicines for a wide range of serious diseases."

In 1999, Dr. Niblack was honored with the Mayor of New York's Award for Excellence in Science and Technology and was named Research and Development Manager of the Year by the Financial Times. He is currently a member of the Board of Governors of the New York Academy of Sciences and serves on the board of Bionaut Pharmaceuticals. In addition, Dr. Niblack has authored or co-authored numerous scientific publications. Dr. Niblack has a B.S. in chemistry from Oklahoma State University and an M.S. and Ph.D. in biochemistry from the University of Illinois.

If Dr. John Niblack and Dr. Eve Slater, whose nomination was also announced today, are elected as directors at the Company's Annual Meeting on May 6, 2004, Vertex's board would total nine directors, seven of whom are independent, non-executive directors.

About Vertex

Vertex Pharmaceuticals Incorporated is a global biotechnology company committed to the discovery and development of breakthrough small molecule drugs for serious diseases. The Company's strategy is to commercialize its products both independently and in collaboration with major pharmaceutical partners. Vertex's product pipeline is principally focused on viral diseases, inflammation, autoimmune diseases and cancer. Vertex co-promotes the new HIV protease inhibitor, Lexiva™, with GlaxoSmithKline.

Lexiva is a trademark of GlaxoSmithKline group of companies.
Crixivan is a registered trademark of Merck & Co., Inc.

Vertex's press releases are available at www.vrtx.com.

A proxy statement setting forth information about Dr. Niblack, Dr. Slater and other nominees for election to the Company's Board of Directors at the Annual Meeting of Shareholders on May 6, 2004 was filed with the SEC on March 25, 2004, and was first mailed on March 26, 2004 to the Company's security holders entitled to vote in the election. Security holders are encouraged to read the proxy statement carefully. Free copies of the proxy statement and other documents filed with the SEC by the Company are available through the website maintained by the SEC at www.sec.gov. In addition, security holders may obtain free copies of the proxy statement by contacting the Company, 130 Waverly Street, Cambridge, MA 02139, Attention: Investor Relations, or at the phone numbers listed below.

        Vertex Pharmaceuticals Incorporated and its directors and officers may be deemed to be participants in the solicitation of proxies with respect to the election of Drs. Slater and Niblack to the Company's Board of Directors. Information regarding Vertex's directors and executive officers is contained in the Company's 2003 Annual Report on Form 10-K filed with the SEC on March 15, 2004 and the proxy statement filed on March 25, 2004. As of March 12, 2004, Vertex's directors and executive officers beneficially owned approximately 6.7% of Vertex's common stock.

Vertex Safe Harbor Statement

This press release may contain forward-looking statement's including statements that Vertex is seeking to develop and launch breakthrough medicines for a wide range of serious diseases. While management makes its best efforts to be accurate in making forward-looking statements, such statements are subject to risks and uncertainties that could cause Vertex's actual results to vary materially. Those risks and uncertainties include the risk that Vertex's development efforts will not succeed, and other risks listed under Risk Factors in Vertex's Form 10-K filed with the Securities and Exchange Commission on March 15, 2004.

###

Vertex Contacts:

Michael Partridge, Director, Corporate Communications, (617) 444-6108
Lora Pike, Manager, Investor Relations, (617) 444-6755

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Vertex Pharmaceuticals Nominates Eve E. Slater, M.D., F.A.C.C., to its Board of Directors
Vertex Pharmaceuticals Nominates John F. Niblack, Ph.D., to its Board of Directors